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                                                                    EXHIBIT 24.1


                       PIONEER-STANDARD ELECTRONICS, INC.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that Pioneer-Standard Electronics, Inc. hereby constitutes and appoints James L. Bayman, Arthur Rhein, John V. Goodger, William A. Papenbrock or Edward W. Moore, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 7th day of May, 1997.

                                   PIONEER-STANDARD ELECTRONICS, INC.


                                   By /s/ John V. Goodger
                                      ------------------------
                                               John V. Goodger,
                                               Vice President, Treasurer
                                               and Assistant Secretary
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                                                                    EXHIBIT 24.1
                                                                     (CONTINUED)


                       PIONEER-STANDARD ELECTRONICS, INC.

                              CERTIFIED RESOLUTION


         I, John V. Goodger, Assistant Secretary of Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on November 5, 1996 and that the same has not been changed and remains in full force and effect.

         RESOLVED FURTHER: That James L. Bayman, John V. Goodger, Arthur Rhein, William A. Papenbrock and Edward W. Moore, be, and each of them hereby is appointed as the attorney of the Company with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-3 or any other appropriate form that may be used from time to time, with respect to the Shares issued in connection with the Trust and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission and any and all applicable applications or other documents in connection with inclusion on the National Association of Securities Dealers Automated Quotation System of the Shares or any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Shares, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implying limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of any duly authorized officer of the Company; and the Chief Executive Officer of the Company or any Vice President be, and they hereby are authorized for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointments.


                                            /s/ John V. Goodger
                                           -------------------------------
                                           John V. Goodger,
                                           Assistant Secretary


Dated:  May 7, 1997